Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2014

Q4 2014 Financial Highlights

•	Revenue: $539.0 million

•	GAAP earnings per share: $0.39

•	Non-GAAP earnings per share: $0.64

FY 2014 Financial Highlights

•	Revenue: $2.057 billion

•	GAAP earnings per share: $1.64

•	Non-GAAP earnings per share: $2.53

•	Cash flow from operations: $551 million

•	Ending cash balance: $985.8 million

MOUNTAIN VIEW, Calif. – Dec. 3, 2014 – Synopsys, Inc. (Nasdaq: SNPS), a global leader providing software, IP and services used to accelerate innovation in chips and electronic systems, today reported results for its fourth quarter and fiscal year 2014.

For the fourth quarter of fiscal 2014, Synopsys reported revenue of $539.0 million, compared to $504.9 million for the fourth quarter of fiscal 2013. Revenue for fiscal year 2014 was $2.057 billion, an increase of 4.9 percent from $1.962 billion in fiscal 2013.

“Fiscal 2014 was a very good, very significant year for Synopsys,” said Aart de Geus, chairman and co-CEO of Synopsys. “We delivered solid financial results, and built a strong foundation for 2015. We released game-changing new products that will drive a multi-year upgrade cycle. And we broadened our total addressable market to include the higher-growth software quality, test and security space. We look forward to another year of solid financial execution and operational performance.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2014 was $62.5 million, or $0.39 per share, compared to $56.9 million, or $0.36 per share, for the fourth quarter of fiscal 2013. GAAP net income for fiscal year 2014 was $259.1 million, or $1.64 per share, compared to $247.8 million, or $1.58 per share, for fiscal 2013.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2014 was $100.9 million, or $0.64 per share, compared to non-GAAP net income of $88.3 million, or $0.56 per share, for the fourth quarter of fiscal 2013. Non-GAAP net income for fiscal 2014 was $398.9 million, or $2.53 per share, compared to non-GAAP net income of $381.4 million, or $2.44 per share, for fiscal 2013. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2015. These targets do not include any future acquisition costs that may be incurred in fiscal year 2015. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal Year 2015 Targets:

•	Revenue: $535 million - $545 million

•	GAAP expenses: $482 million - $505 million

•	Non-GAAP expenses: $415 million - $425 million

•	Other income and expense: $0 million - $2 million

•	Tax rate applied in non-GAAP net income calculations: approximately 22 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $0.18 - $0.25

•	Non-GAAP earnings per share: $0.61 - $0.63

Full Fiscal Year 2015 Targets:

•	Revenue: $2.185 billion - $2.225 billion

•	Other income and expense: $2 million - $6 million

•	Tax rate applied in non-GAAP net income calculations: approximately 22 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $1.22 - $1.35

•	Non-GAAP earnings per share: $2.67 - $2.72

•	Cash flow from operations: approximately $450 million

•	Revenue from beginning of year backlog: approximately 80 percent

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, including inventory fair value adjustments, (iv) other significant items, including facilities restructuring charges and certain accruals for legal and tax matters, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Fourth Quarter and Fiscal Year 2014 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2014 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
GAAP net income	$62,455	$56,890	$259,124	$247,800
Adjustments:
Amortization of intangible assets	33,129	30,546	126,119	127,503
Stock compensation	21,100	17,791	79,440	67,511
Acquisition-related costs	379	1,286	5,864	5,276
Inventory fair value adjustment	—	2,720	—	6,432
Legal and tax matters	(1,482)	1,612	(16,770)	(1,308)
Tax adjustments	(14,634)	(22,557)	(54,897)	(71,797)

Non-GAAP net income	$100,947	$88,288	$398,880	$381,417

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
GAAP net income per share	$0.39	$0.36	$1.64	$1.58
Adjustments:
Amortization of intangible assets	0.21	0.19	0.80	0.81
Stock compensation	0.14	0.11	0.51	0.43
Acquisition-related costs	0.00	0.01	0.04	0.04
Inventory fair value adjustment	—	0.02	—	0.04
Legal and tax matters	(0.01)	0.01	(0.11)	(0.01)
Tax adjustments	(0.09)	(0.14)	(0.35)	(0.45)

Non-GAAP net income per share	$0.64	$0.56	$2.53	$2.44

Shares used in calculation	158,477	157,039	157,710	156,601

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2015 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending January 31, 2015
	Low	High
Target GAAP expenses	$482,000	$505,000
Adjustments:
Estimated impact of amortization of intangible assets	(32,000)	(36,000)
Estimated impact of stock compensation	(20,000)	(25,000)
Estimated impact of restructuring expenses	(15,000)	(19,000)

Target non-GAAP expenses	$415,000	$425,000

	Range for Three Months
	Ending January 31, 2015
	Low	High
Target GAAP earnings per share	$0.18	$0.25
Adjustments:
Estimated impact of amortization of intangible assets	0.23	0.20
Estimated impact of stock compensation	0.16	0.13
Estimated impact of restructuring expenses	0.12	0.10
Net non-GAAP tax adjustments	(0.08)	(0.05)

Target non-GAAP earnings per share	$0.61	$0.63

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2015 Targets

	Range for Fiscal Year
	Ending October 31, 2015
	Low	High
Target GAAP earnings per share	$1.22	$1.35
Adjustments:
Estimated impact of amortization of intangible assets	0.85	0.80
Estimated impact of stock compensation	0.60	0.55
Estimated impact of restructuring expenses	0.12	0.10
Net non-GAAP tax adjustments	(0.12)	(0.08)

Target non-GAAP earnings per share	$2.67	$2.72

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 343554 beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal 2015 in February 2015. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement and corporate overview presentation will remain available on Synopsys’ website through the date of the first quarter fiscal year 2015 earnings call in February 2015, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2015 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the fourth quarter and fiscal 2014 in its annual report on Form 10-K to be filed by December 31, 2014.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) accelerates innovation in the global electronics market. As a leader in electronic design automation (EDA) and semiconductor IP, its software, IP and services help engineers address their design, verification, system and manufacturing challenges. Since 1986, engineers around the world have been using Synopsys technology to design and create billions of chips and systems. Learn more at http://www.synopsys.com.

Forward-Looking Statements

This press release and our upcoming earnings results conference call contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include but are not limited to: sections of this press release entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results”; and statements regarding Synopsys’ business, acquisitions, new products, technologies, business model, new markets, customer demand for our technology, and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry, and consolidation among our customers;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including its recent acquisition of Coverity, Inc., and challenges in entering new markets in which Synopsys is not experienced and in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, including possible delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

•	lower-than-anticipated new IC design starts;

•	lower-than-anticipated purchases or delays in purchases of products or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in accounting principles or standards or in the way they are applied;

•	changes in the mix of time-based licenses and upfront licenses;

•	variability in the timing of revenue recognition due to factors such as payment terms and the timing and value of contract renewals and professional services projects;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending Jan. 31, 2015; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2015; and cash flow from operations on a GAAP basis for fiscal year 2015 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets has become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) litigation, (x) general economic conditions, and (xi) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2014. Furthermore, Synopsys’ actual tax rates applied to income for the first quarter and fiscal year 2015 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the first quarter and fiscal year 2015 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call, the financial supplement, or the corporate overview presentation whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2014	2013	2014	2013
Revenue:
Time-based license	$443,620	$412,926	$1,699,135	$1,599,464
Upfront license	33,894	36,493	135,757	132,018
Maintenance and service	61,498	55,456	222,580	230,732

Total revenue	539,012	504,875	2,057,472	1,962,214
Cost of revenue:
License	69,648	72,992	268,348	268,910
Maintenance and service	25,161	21,264	87,226	80,338
Amortization of intangible assets	26,612	24,853	101,311	104,304

Total cost of revenue	121,421	119,109	456,885	453,552

Gross margin	417,591	385,766	1,600,587	1,508,662
Operating expenses:
Research and development	190,373	175,057	718,768	669,197
Sales and marketing	120,232	114,913	453,079	425,982
General and administrative	42,969	39,089	155,215	143,791
Amortization of intangible assets	6,517	5,693	24,808	23,199

Total operating expenses	360,091	334,752	1,351,870	1,262,169

Operating income	57,500	51,014	248,717	246,493
Other income (expense), net	4,628	8,043	23,425	29,173

Income before income taxes	62,128	59,057	272,142	275,666
Provision (benefit) for income taxes	(327)	2,167	13,018	27,866

Net income	$62,455	$56,890	$259,124	$247,800

Net income per share:
Basic	$0.40	$0.37	$1.67	$1.62
Diluted	$0.39	$0.36	$1.64	$1.58
Shares used in computing per share amounts:
Basic	156,385	154,369	155,054	153,319

Diluted	158,477	157,039	157,710	156,601

(1)	Synopsys’ fourth quarter and fiscal year 2014 and 2013 ended on November 1, 2014 and November 2, 2013, respectively. For presentation purposes, we refer to periods ended October 31.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2014	October 31, 2013
ASSETS:
Current assets:
Cash and cash equivalents	$985,762	$1,022,441
Accounts receivable, net	326,727	256,026
Deferred income taxes	111,449	92,058
Income taxes receivable and prepaid taxes	26,496	18,277
Prepaid and other current assets	54,301	59,175

Total current assets	1,504,735	1,447,977
Property and equipment, net	249,098	197,600
Goodwill	2,255,708	1,975,971
Intangible assets, net	365,030	335,425
Long-term prepaid taxes	17,645	7,935
Long-term deferred income taxes	208,156	243,066
Other long-term assets	175,127	150,961

Total assets	$4,775,499	$4,358,935

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$397,113	$358,197
Accrued income taxes	31,404	7,168
Deferred revenue	928,242	827,554
Short-term debt	30,000	30,000

Total current liabilities	1,386,759	1,222,919
Long-term accrued income taxes	50,952	53,064
Long-term deferred revenue	77,646	54,736
Long-term debt	45,000	75,000
Other long-term liabilities	158,972	164,939

Total liabilities	1,719,329	1,570,658
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 155,965 and 154,169 shares outstanding, respectively	1,560	1,542
Capital in excess of par value	1,614,603	1,597,244
Retained earnings	1,551,592	1,324,854
Treasury stock, at cost:1,299 and 3,095 shares, respectively	(49,496)	(106,668)
Accumulated other comprehensive loss	(62,089)	(28,695)

Total stockholders’ equity	3,056,170	2,788,277

Total liabilities and stockholders’ equity	$4,775,499	$4,358,935

(1)	Synopsys’ fiscal year 2014 and 2013 ended on November 1, 2014 and November 2, 2013, respectively. For presentation purposes, we refer to periods ended October 31.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$259,124	$247,800
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	192,826	187,404
Stock compensation	79,440	67,511
Allowance for doubtful accounts	(1,250)	102
Gain on sale of investments	(6,999)	(868)
Deferred income taxes	(17,100)	(676)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(65,018)	37,590
Prepaid and other current assets	1,836	(12,063)
Other long-term assets	(23,270)	(27,468)
Accounts payable and other liabilities	40,645	(1,135)
Income taxes	(9,095)	(2,306)
Deferred revenue	99,814	814

Net cash provided by operating activities	550,953	496,705
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of long-term investments	7,774	989
Purchases of property and equipment	(103,275)	(65,459)
Proceeds from sales of property and equipment	—	2,000
Cash paid for acquisitions and intangible assets, net of cash acquired	(394,623)	—
Capitalization of software development costs	(3,638)	(3,609)
Other	(3,488)	—

Net cash used in investing activities	(497,250)	(66,079)
CASH FLOWS FROM FINANCING ACTIVITIES:
Acquisition of non-controlling interest	—	(44,004)
Proceeds from credit facility	200,000	—
Repayment of debt	(230,968)	(30,712)
Issuances of common stock	82,083	131,914
Purchases of treasury stock	(119,747)	(145,016)
Other	(5,057)	(10,167)

Net cash used in financing activities	(73,689)	(97,985)
Effect of exchange rate changes on cash and cash equivalents	(16,693)	(10,582)

Net change in cash and cash equivalents	(36,679)	322,059
Cash and cash equivalents, beginning of the year	1,022,441	700,382

Cash and cash equivalents, end of the period	$985,762	$1,022,441

(1)	Synopsys’ fourth quarter of fiscal 2014 and 2013 ended on November 1, 2014 and November 2, 2013, respectively. For presentation purposes, we refer to periods ended October 31.